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EXHIBIT 3.3

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
SILVERTHORNE PRODUCTION COMPANY

         Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation ("Corporation") adopts the following Articles of Amendment to its Articles of Incorporation.

         FIRST:  The name of the Corporation is Silverthorne Production Company.

         SECOND: The following amendment to the Articles of Incorporation was duly adopted by the directors on June 12, 2000, and by the shareholders on July 11, 2000. The number of votes cast for the amendment by each voting group entitled to vote separately on the amendment was sufficient for approval by that voting group.

         Article FIRST of the Articles of Incorporation is amended in its entirety so that as amended it reads as follows:

                  FIRST:  The name of the corporation is Cognigen Networks, Inc.


Dated:  July 11, 2000.


                                     SILVERTHORNE PRODUCTION COMPANY, INC.,
                                     a Colorado corporation

                                     By: /s/ David L. Jackson
                                         ---------------------------
                                         David L. Jackson, Secretary
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